INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 12 to the Registration Statement No. 33-79482 of American Century Strategic
Asset Allocations, Inc. on Form N-1A of our reports dates January 8, 2001, appearing in the respective Annual Reports of the three funds comprising
American Century Strategic Asset Allocations, Inc. for the year ended November
30, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which is part of such Registration Statement.

/*/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City Missouri
March 26, 2001